UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2016

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (844) 842-8872

___________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On March 7, 2016, Cherubim Interests, Inc., a Nevada corporation (the “Company”) entered into a share purchase agreement (the “SPA”), by and among the Company, Victura Construction Group Inc. , Inc., a Wyoming corporation (“VICT”), and the shareholders of VICT, pursuant to which the Company purchased all of the outstanding common stock of Victura Roofing LLC., and Cherubim Builders Group LLC. (Oklahoma) from Victura Construction Group Inc. in exchange for 60,000 shares of our Series C preferred stock, par value $0.00001 per share (the “Series C Preferred Stock”). Victura Roofing was a wholly owned subsidiary of Victura Construction Group Inc., and is led by industry professionals with a 20 year track record of success. Victura Roofing provides quality work for internal Victura subsidiaries Gregg Construction and WaterMasters Restoration as well as provide a platform for additional market opportunities in the Dallas/Ft. Worth Metroplex.

Cherubim Builders Group LLC. (Oklahoma) is a general contractor that focuses on opportunities in restoration and reconstruction as well as multi-family and new home construction in the Oklahoma City Region. .  The SPA is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

On March 7, 2016, the Board of Directors of the Company designated and issued 60,000 shares of Series C Preferred Stock (the “Preferred Stock”). No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that the issuance of the Series C Preferred Stock in connection with the Acquisition was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933. The Amended and Restated Certificate of Designation is attached hereto as Exhibit 3(i).

Item 3.03 Material Modification to Rights of Security Holders

As noted in Item 3.02 above, on March 7, 2016, the Board of Directors of the Company approved the Certificate of Designation to the Company’s Articles of Incorporation, specifying the rights, privileges, preferences, and restrictions of Series C Preferred Stock. The Certificate of Designation is attached hereto as Exhibit 3(i) to this Current Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As noted in Item 3.02 above, on March 7, 2016, the Board of Directors of the Company approved the Certificate of Designation to the Company’s Articles of Incorporation, specifying the rights, privileges, preferences, and restrictions of Series C Preferred Stock. The Certificate of Designation is attached hereto as Exhibit 3(i) to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i)

Series C Certificate of Designation to the Articles of Incorporation of Cherubim Interests, Inc.

10.1

Share Purchase Agreement, dated March 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERUBIM INTERESTS, INC.

Date: March 7, 2016
By: /s/ Patrick Johnson
Patrick Johnson
Chief Executive Officer